As filed with the Securities and Exchange Commission on April 18, 2012
Registration No. _____________

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

IMAGEWARE SYSTEMS, INC.
(Exact name of Small Business Issuer as specified in charter)

Delaware	33-0224167
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

10815 Rancho Bernardo Road, Suite 310 San Diego, California 92127 (858) 673-8600
(Address and telephone number of principal executive office)

AMENDED AND RESTATED 1999 STOCK AWARD PLAN
Full Title of the Plan

Wayne Wetherell 10815 Rancho Bernardo Road, Suite 310 San Diego, California 92127 (858) 673-8600
(Name, address and telephone number of agent for service)

With Copies To:

Daniel W. Rumsey, Managing Partner
The Disclosure Law Group
501 W. Broadway, Suite 800
San Diego, CA 92101
(619) 795-1134

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer ☐

Non-accelerated filer (Do not check if smaller reporting company)	☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Being Registered	Amount Being Registered (1) (3)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee (3)

Common Stock, $.01 par value	2,159,442	$1.145	$2,472,561.09	$283.36
Total

(1)
This Registration Statement covers 2,159,442 additional shares of common stock, par value $0.01 per share, of ImageWare Systems, Inc. (the “Registrant”) available for issuance pursuant to awards under the Corporation’s Amended and Restated 1999 Stock Award Plan (the “Plan”).  This Registration Statement also covers any additional shares of common stock of the Registrant that become issuable pursuant to awards by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of the outstanding shares of common stock of the Registrant.

(2)
Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of additional securities under the Plan.  A Registration Statement on Form S-8 has been filed previously with the Securities and Exchange Commission (“Commission”) on January 11, 2008 (File No.   333-148615) covering 1,800,000 shares of common stock reserved for issuance pursuant to awards under the Plan.

(3)
Calculated solely for purposes of this offering under Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of common stock of the Registrant on April 16, 2012, as reported on the Pink Sheets.

EXPLANATORY NOTE

Incorporation by Reference.  This Registration Statement is filed pursuant to General Instruction E to Form S-8.  The contents of the Registration Statement on Form S-8 (File No. 333-148615) are incorporated herein by reference and made a part hereof.

Registration of Additional Shares of Common Stock Under the Plan.  This Registration Statement on Form S-8 is filed by the Registrant to register an additional 2,159,442 shares of common stock, par value $0.01 per share, of the Registrant that may be awarded under the Plan pursuant to an amendment to such Plan authorized by the stockholders of the Registrant by written consent on October 5, 2011.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act"), is not required to be filed with the Commission and is omitted from this registration statement in accordance with the explanatory note to Part I of Form S-8 and Rule 428 of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The contents of the Registration Statement on Form S-8 previously filed with the Commission on January 11, 2008 (File No. 333-148615), by the Registrant are incorporated herein by reference.  In addition, the following new documents filed with the Commission by the Registrant are incorporated herein by reference:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the Commission on April 4, 2012;

(e)
the description of common stock contained in the Registration Statement on Form S-1 (File No. 333-179469), filed by the Registrant with the Commission on February 10, 2012, and any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.  In no event, however, will any information that the Registrant discloses under Item 2.02 or Item 7.01 of any Current Report on Form 8-K that the Registrant may from time to time furnish to the Commission be incorporated by reference into, or otherwise become a part of, this Registration Statement.  Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 8.              Exhibits.

EXHIBIT NUMBER	DESCRIPTION

3.1	Certificate of Incorporation (incorporated by reference to Annex B to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed November 15, 2005).
3.2	Certificate of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K, filed October 14, 2011).
3.3	Bylaws (incorporated by reference to Annex C to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed November 15, 2005).
5.1	Opinion of Daniel W. Rumsey of the Disclosure Law Group.
10.1	ImageWare Systems, Inc. Amended and Restated 1999 Stock Award Plan (incorporated by reference to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed September 14, 2011)
23.1	Consent of Mayer Hoffman McCann P.C.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, state of California, on April 18, 2012.

IMAGEWARE SYSTEMS, INC. By: /s/ S. James Miller, Jr. S. James Miller, Jr. Chief Executive Officer, President, Chairman of the Board By: /s/ Wayne Wetherell Wayne Wetherell Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Date: April 18, 2012	/s/ S. James Miller, Jr.
S. James Miller, Jr.
Chairman of the Board

Date: April 18, 2012	/s/ John Callan
John Callan
Director

Date: April 18, 2012	/s/ David Loesch
David Loesch
Director

Date: April 18, 2012	/s/ Steve Hamm
Steve Hamm
Director

Date: April 18, 2012	/s/ David Carey
David Carey
Director

Date: April 18, 2012	/s/ John Cronin
John Cronin
Director